                                                                  EXHIBIT 2.2


                            ACQUISITION AGREEMENT

     AGREEMENT (the "Agreement") dated November ___, 1996, by, between and among AMERICAN COIN AND STAMP VENTURES, INC., a company incorporated under the laws of the State of Delaware (hereinafter referred to as "AMERICAN") on the one hand, and COLONY INTERNATIONAL INCORPORATED, a company incorporated under the laws of the state of Nevada (hereinafter referred to as "COLONY") and the persons listed on Exhibit "A" attached hereto and made a part hereof, being all of COLONY's stockholders now and as of the closing date of this Agreement (hereinafter referred to as the "Sellers") on the other.

     WHEREAS, the Sellers own a total of 901,986 shares of common stock, $0.007 par value, of COLONY, said shares being one hundred (100%) percent of the issued and outstanding common stock of COLONY; and

     WHEREAS, the Sellers desire to sell and AMERICAN desires to purchase one hundred (100%) percent of such shares;

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

     1. PURCHASE AND SALE. The Sellers hereby agree to sell, transfer, assign and convey to AMERICAN and AMERICAN hereby agrees to purchase and acquire from the Sellers, one hundred (100%) percent of all of COLONY's issued and outstanding common stock (the "COLONY Common Shares"), in a reorganization pursuant to Section 368 (a)(1)(B) of the Internal Revenue Code.

     2. PURCHASE PRICE. The aggregate purchase price to be paid by AMERICAN for the COLONY Common Shares shall be 9,500,000 (post-reverse split) shares of AMERICAN $0.0001 par value voting common stock, (the "AMERICAN Common Shares"). The AMERICAN Common Shares will be issued to the individual Sellers (8,200,000 shares) and the consultants (1,300,000 shares) described in Section 12 herein ("Consultants") in accordance with Exhibits "A-1" and "A-2" respectively, which are attached hereto. No fractional shares of AMERICAN Common Stock will be issued; in lieu thereof, the number of shares of AMERICAN Common Stock to be issued to each Seller will be rounded up to the next whole share. Each of the Sellers hereby agrees to the terms of this Agreement.

     3. WARRANTIES AND REPRESENTATIONS OF COLONY AND SELLERS In order to induce AMERICAN to enter into this Agreement and to complete the transaction contemplated hereby, COLONY and Sellers warrant and represent to AMERICAN as of the date hereof and as of the Closing that:

            (a) ORGANIZATION AND STANDING. COLONY is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, is qualified to do business as a foreign corporation in British Columbia and in every other state or jurisdiction in which it operates to the extent required by the laws of such states and jurisdictions, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business. Attached hereto as Exhibit "B" are true and correct copies of COLONY's Certificate of Incorporation, amendments thereto and all current By-laws of COLONY. No changes thereto will be made in any of the Exhibit "B" documents before the Closing.

            (b) CAPITALIZATION. As of the date hereof, COLONY's entire authorized equity capital consists of 60,000,000 shares of Common Stock $0.007 par value, of which 901,986 shares of Common Stock are issued and outstanding. As of the Closing Date, there will be no other voting or equity securities authorized or issued, nor any authorized or issued securities convertible into voting stock, and no outstanding subscriptions, warrants; calls, options, rights, commitments or agreements by which COLONY or the Sellers are bound, calling for the issuance of any additional shares of common stock or any other voting or equity security, except for the shares to be issued to the Consultants which shares will be exchanged for a total of 1,300,000 shares of AMERICAN stock. All of such Colony Common Shares have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive rights or any applicable securities laws. The 901,986 issued and outstanding COLONY Common Shares constitute one hundred (100%) percent of the equity capital of COLONY, which includes, INTER ALIA, one hundred (100%) percent of COLONY's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

            (c) OWNERSHIP OF COLONY SHARES. As of the date hereof, the Sellers are the sole owners of the COLONY Common Shares, free and clear of all liens, encumbrances, and restrictions whatsoever, except that the COLONY Common Shares have not been registered under the Securities Act of 1933, as amended (the "'33 Act"), or any applicable State Securities laws. By the transfer of the COLONY Common Shares to AMERICAN pursuant to this Agreement, AMERICAN will thereby acquire good and marketable title to 100% of the capital stock of COLONY, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the COLONY Common Shares will not have been registered under the '33 Act, or any applicable State Securities laws.

            (d)   TAXES.   COLONY has filed all federal, state and local
income or other tax returns and reports that it is required to file with all governmental agencies, wherever situated, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a Material Adverse Effect on COLONY. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which COLONY is subject and Sellers have delivered true and complete copies of all such tax returns to AMERICAN.

            (e)   PENDING ACTIONS.   There are no material legal actions,
lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting COLONY, or against COLONY's Officers or Directors or the Sellers that arise out of their operation of COLONY, except as described in Exhibit "C" attached hereto. COLONY is not knowingly in violation of any law, material ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products and/or services, the '33 Act, the Securities Exchange Act of 1934 (the "'34 Act") as amended, the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the securities laws and regulations of any state. Neither COLONY nor Sellers are subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body.

            (f)   GOVERNMENTAL REGULATION.   COLONY holds the licenses and
registrations set forth on Exhibit "D" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit COLONY to conduct its current business.
All of such licenses and registrations are in full force and effect, and there are no proceedings, hearings or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "D" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by this Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

         (g) OWNERSHIP OF ASSETS. Except as set forth in Exhibit "E", COLONY has good, marketable title, without any liens or encumbrances of any nature whatever, to all of the following, if any: its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, certificates of deposit, stocks, bonds, and other securities, good will, customer lists, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests thereunder, licenses and registrations, pending licenses and permits and applications therefor, inventions, processes, know-how, trade secrets, real estate and interests therein and improvements thereto, machinery, equipment, vehicles, notes and accounts receivable, fixtures, rights under agreements and leases, franchises, all rights and claims under insurance policies and other contracts of whatever nature, rights in funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by COLONY as of this date, and will continue to hold such title on and after the completion of the transactions contemplated by this Agreement; nor, except in the ordinary course of its business, has COLONY disposed of any such asset since the date of the most recent balance sheet described in Section 3(o) of this Agreement. COLONY's waste disposal process does not infringe any outstanding patent held by any other person or entity.

         (h) NO INTEREST IN SUPPLIERS, CUSTOMERS, LANDLORDS OR COMPETITORS. Neither the Sellers nor any member of their families have any interest of any nature whatever in any supplier, customer, landlord or competitor of COLONY.

         (i) NO DEBT OWED BY COLONY TO SELLERS. Except as set forth in Exhibit "F", COLONY does not owe any money, securities, or property to either the Sellers or any member of their families or to any company controlled by or under common control with such a person, directly or indirectly.

         (j) CORPORATE RECORDS. All of COLONY's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of COLONY are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by COLONY, with respect to the business and operations of COLONY, with any governmental agency have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

         (k) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to AMERICAN in connection herewith, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

         (l) VALIDITY OF THE AGREEMENT. All corporate and other proceedings required to be taken by the Sellers and by COLONY in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by the Sellers and by COLONY, and constitutes the valid and binding obligation of each of them, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, COLONY's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other material document or undertaking, oral or written, to which COLONY or the Sellers is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by COLONY can continue to be so conducted after completion of the transaction contemplated hereby, with COLONY as a wholly-owned subsidiary of AMERICAN.

         (m) ENFORCEABILITY OF THE AGREEMENT. When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by AMERICAN according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights, and that at the time of such execution and delivery, AMERICAN will have acquired title in and to the COLONY Common Shares free and clear of all claims, liens and encumbrances.

         (n) ACCESS TO BOOKS AND RECORDS. AMERICAN will have full and free access to COLONY's books during the course of this transaction prior to and at the Closing, during regular business hours.

         (o) COLONY FINANCIAL STATEMENTS. Attached hereto as Exhibit "G-1" are recent unaudited financial statements of COLONY. Within 45 days after the Closing, COLONY's audited financial statements will be provided to AMERICAN, and will be annexed hereto as Exhibit "G-2"; the COLONY financial statements will accurately describe COLONY's financial position as of the date thereof. COLONY's financial statements will have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") (or as permitted by regulation S-X, S-B, and/or the rules promulgated under the U.S. Securities Act of 1933 and the U.S. Securities Exchange Act of 1934) and present fairly in all material respects the financial condition of COLONY as of the dates thereof and will have been certified by independent certified public accountants with substantial SEC experience. Without limiting any of the foregoing representations and warranties, there are no liabilities of COLONY which will not be reflected on the COLONY financial statements; and the audited financial statements in Exhibits "G-2" will show no material adverse change from the unaudited financial statements contained in Exhibit "G-1".

         (p) COLONY'S CORPORATE SUMMARY. COLONY's Corporate Summary, prepared in July, 1996 (attached hereto as Exhibit "L") accurately describes COLONY's business, assets, proposed operations and management as of the date thereof, since the date of the Corporate Summary, there has been no material change in the Business Plan and no material adverse change in COLONY of any kind or nature whatsoever.

         (q) NO BROKERS. Except as set forth in paragraphs 4(b) and 12 below, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with any of the transactions contemplated by this Agreement.

         (r) COMPLIANCE WITH LAWS. COLONY represents and warrants that is has complied with, and is not in violation of any applicable federal, state, or local statutes, laws or regulations as respects the ownership of its property or the operation of its business.

         (s) COMPLIANCE WITH LAWS; ENVIRONMENTAL OR OTHER RELATED MATTERS. COLONY's operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. COLONY is not in violation of any Federal, state, local or foreign law, ordinance or regulation or any Governmental Order applicable to COLONY or by which any of its properties is subject, bound or affected. There is no Governmental Order outstanding against COLONY (nor, to the best knowledge of COLONY, threatened to be issued) that will or would have a Material Adverse Effect. Except as disclosed herein, COLONY currently holds (and at the Closing will hold) all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of Governmental Authorities, whether Federal, state, local or foreign (collectively, "Permits"), necessary or proper for the current use, occupancy or operation of the Business, and all of the Permits are now and at the Closing will be in full force and effect. Schedule "S" annexed hereto and made a part hereof contains a list of all material Permits and all material applications for Permits relating to COLONY and the Business. COLONY has not received and has no reason to believe it will receive any notice that any Governmental Authority is considering revoking, canceling, rescinding, materially modifying or refusing to renew any of the Permits. Except as otherwise disclosed herein, there is no existing practice, action or plan of COLONY and no existing condition of the assets of COLONY that may give rise to any civil or criminal liability under, or violate or prevent compliance with, any environmental, health or occupational safety or other applicable statute, regulation, ordinance, decree or Permit other than those practices, action, plans and conditions the existence of which will not have a Material Adverse Effect. Schedule "T" identifies all Permits that require consent, notification or other action to remain in full force and effect following the consummation of the transaction contemplated hereby.

     4. WARRANTIES AND REPRESENTATIONS OF AMERICAN. In order to induce the Sellers and COLONY to enter into this Agreement and to complete the transaction contemplated hereby, AMERICAN warrants and represents to COLONY and Sellers that:

            (a) ORGANIZATION AND STANDING. AMERICAN is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

            (b) CAPITALIZATION. AMERICAN's entire authorized equity capital consists of 100,000,000 shares of voting common stock, $.0001 par value. As of the Closing, after giving effect to (a) the proposed one-for-19.926 reverse split of AMERICAN's 9,788,000 currently outstanding shares and its 175,000 stock options; the issuance of 9,500,000 post-reverse split shares to COLONY'S shareholders (which consists of 8,200,000 restricted shares to COLONY's current shareholders and 1,300,000 shares to Consultants in payment for their services in connection with this transaction); and (c) the amendment to AMERICAN's is authorized capital stock, AMERICAN will have 20,000,000 shares of Common Stock, $.0001 par value authorized and 10,000,000 shares of voting common stock, $.0001 par value issued and outstanding (including shares reserved for exercise of the aforesaid options). Upon issuance, all of the AMERICAN Common Stock will be validly issued fully paid and non-assessable. The relative rights and preferences of AMERICAN's equity securities are set forth on the Certificate of Incorporation, as amended and AMERICAN's By-laws (Exhibit "H" hereto). There are no other voting or equity securities convertible into voting stock, and no outstanding subscriptions, warrants, calls, options, rights, commitments or agreements by which AMERICAN is bound, calling for the issuance of any additional shares of common stock or any other voting or equity security. The By-laws of AMERICAN provide that a simple majority of the shares voting at a stockholders' meeting at which a quorum is present may elect all of the directors of AMERICAN. Cumulative voting is provided for by the By-Laws or Certificate of Incorporation of AMERICAN. Accordingly, as of the Closing the 9,500,000 shares being issued to and acquired by the Sellers (including the shares issued to Consultants) will constitute 95% of the 10,000,000 shares of AMERICAN which will then be issued and outstanding, (including after giving effect to the issuance of the above-stated number of shares as payment for all consulting fees and commissions) which includes, INTER ALIA, that same percentage of AMERICAN's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to common stock, if any.

            (c) OWNERSHIP OF SHARES. By AMERICAN's issuance of the AMERICAN Common Shares to the Sellers pursuant to this Agreement, the Sellers will thereby acquire good and marketable title thereto, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that such AMERICAN shares will not have been registered under the '33 Act.

            (d) SIGNIFICANT AGREEMENTS. AMERICAN is not and will not at Closing be bound by any of the following other than where already disclosed in any other exhibit, unless specifically listed in Exhibit "I" hereto:

                    (i)   Employment, advisory or consulting contract;

                    (ii)  Plan providing for employee benefits of any nature;

                    (iii) Lease with respect to any property or equipment;

                    (iv) Contract or commitment for any future expenditure in excess of $1,000;

                    (v) Contract or commitment pursuant to which it has assumed, guaranteed, endorsed, or otherwise become liable for any obligation of any other person, firm or organization;

                    (vi) Contract, agreement, understanding, commitment or arrangement, other than in the normal course of business, not fully disclosed or set forth in this Agreement;

                    (vii) Agreement with any person relating to the dividend,
                          purchase or sale of securities, that has not been settled by the delivery or payment of securities when due, and which remains unsettled upon the date of this Agreement.

            (e) TAXES. AMERICAN has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid all taxes as shown on such returns such that a failure to file, pay or accrue will not have a Material Adverse Effect on AMERICAN. Such returns have been prepared in accordance with the applicable tax laws and rules and regulations thereunder to which AMERICAN is subject and AMERICAN has delivered true and complete copies of all such tax returns for the periods August 1, 1992 to July 31, 1995 to COLONY.

            (f) ABSENCE OF LIABILITIES. At and as of the Closing Date and after giving effect to the sale of all of AMERICAN's assets to and the assumption of liabilities by Joseph Brown and Joseph Gallo, AMERICAN will have no liabilities of any kind or nature, undisclosed fixed or contingent, except for (i) the costs, including legal and accounting fees and other expenses, in connection with this transaction, for which AMERICAN agrees to be responsible and to pay in full at or before the Closing, AND (ii) THE TRANSACTION DESCRIBED IN SECTION 7(b)(vi) HEREIN.

            (g) NO PENDING ACTIONS. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting AMERICAN, or against any of AMERICAN's officers or directors and arising out of their operation of AMERICAN that are reasonably likely to have a Material Adverse Effect on American. AMERICAN is not knowingly in violation of any law, ordinance or regulation of any kind whatever, including, but not limited to, the '33 Act, the 1934 Act, as amended, the Rules and Regulations of the SEC, or the securities laws and regulations of any state.

AMERICAN is not an investment company as defined in the Securities laws. AMERICAN is not required to file reports pursuant to either Section 12(g) or 15(d) of the '34 Act.

           (h) CORPORATE RECORDS. All of AMERICAN's books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation; all of said books and records will be delivered to AMERICAN's new management at the Closing.

           (i) NO MISLEADING STATEMENTS OR OMISSIONS. Neither this Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to COLONY in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

           (j) VALIDITY OF THE AGREEMENT. All corporate and other proceedings required to be taken by AMERICAN in order to enter into and to carry out this Agreement have been duly and properly taken. This Agreement has been duly executed by AMERICAN, and constitutes a valid and binding obligation of AMERICAN except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, AMERICAN's Certificate of Incorporation or By-Laws, or any material agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which AMERICAN is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body.

           (k) ENFORCEABILITY OF THE AGREEMENT. When duly executed and delivered, this Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by COLONY and the Sellers according to their terms, except to the extent limited by applicable bankruptcy reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors rights; and at the time of such execution and delivery, the Sellers will have acquired good, marketable title in and to the AMERICAN Common Shares acquired pursuant hereto, free and clear of all liens and encumbrances.

           (l) ACCESS TO BOOKS AND RECORDS. COLONY and Sellers will have full and free access during regular business hours and on reasonable prior notice to AMERICAN's books and records during the course of this transaction prior to and at the Closing.

           (m) AMERICAN FINANCIAL STATEMENTS. Within 45 days after the Closing, AMERICAN will provide COLONY with recent audited financial statements, which will be certified in accordance with GAAP by independent certified public accountants with substantial SEC experience.

           (n) AMERICAN FINANCIAL CONDITION. After consummation of all of the transactions contemplated whereby AMERICAN will have no assets or liabilities, EXCEPT AS SET FORTH IN SECTION 7(b)(vi).

           (o) DIRECTORS' APPROVAL. Promptly upon the signing of this Agreement, AMERICAN'S Board of Directors, by meeting or consent, will authorize the matters described in section 7(b)(i) herein.

     5. TERM. All representations, warranties, covenants and agreements made by any party herein and in the exhibits attached hereto shall survive the execution and delivery of this Agreement and payment pursuant thereto.

     6. THE AMERICAN SHARES AND COLONY SHARES. All of the AMERICAN and the COLONY Common Shares shall be validly issued, fully-paid and non-assessable shares of AMERICAN and COLONY Common Stock respectively,, with full voting rights, dividend rights, and right to receive the proceeds of liquidation, if any, as set forth in the respective Articles of Incorporation.

     7. CONDITIONS PRECEDENT TO CLOSING. (a) The obligations of COLONY and Sellers under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

           (i) That AMERICAN's representations and warranties contained herein shall be true and correct at the time of Closing, as if such representations and warranties were made at such time;

           (ii) That AMERICAN in all material respects shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by it prior to or at the time of Closing;

           (iii) That AMERICAN's directors, by proper and sufficient vote taken either by consent of directors or at a meeting duly and properly called and held, shall have properly approved all of the matters described in
Section 7(b)(i) herein;

           (iv) That AMERICAN shall have filed the notice of the reverse split required by Rule 10b-17 under the '34 Act, and shall have sent notice to its stockholders of the transactions contemplated herein;

           (v) That Messrs. Gallo and Brown shall have signed agreements stating that neither shall publicly sell any of his shares for 90 days after the Closing; AND THEREAFTER THEY WILL NOT SELL COLLECTIVELY IN ANY CALENDAR MONTH, MORE THAN THE GREATER OF (A) 1/4 OF 1% OF THE TOTAL NUMBER OF SHARES OF COMMON STOCK ISSUED AND OUTSTANDING, OR (B) 20,000 SHARES, without COLONY's prior written consent; AND

           (vi) THAT AMERICAN WILL HAVE SOLD FOR $100 ALL OF ITS EXISTING ASSETS AND BUSINESS, SUBJECT TO ALL OF ITS LIABILITIES TO A COMPANY CONTROLLED BY JOSEPH BROWN AND JOSEPH GALLO.

     (b) The obligations of AMERICAN under this Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

           (i) That AMERICAN'S Shareholders and Board of Directors, by proper and sufficient vote, shall have approved this Agreement and the transactions contemplated hereby; approved the contemplated reverse split of AMERICAN's outstanding Common Stock; approved the change of the authorized Common Stock to 20,000,000 shares; approved the resignation of all of AMERICAN'S current directors and the election of up to four designees of COLONY to serve as directors in place of AMERICAN's current directors; approved a change of AMERICAN'S corporate name to a name selected by COLONY and will have approved such other changes as are consistent with this Agreement and approved by COLONY for submission to AMERICAN stockholders;

           (ii) That COLONY's and Sellers' representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time and that there shall have been no Material Adverse Effect with respect to COLONY; and American shall have received a certificate of COLONY and Sellers to such an effect signed by a duly authorized officer of COLONY and by each of the Sellers; and

         (iii) That COLONY and Sellers shall have performed or complied with all agreements, terms, and conditions required by this Agreement to be performed or complied with by them prior to or at the time of Closing Date and AMERICAN shall have received a Certificate of COLONY and Sellers to such effect signed by or duly authorized officer of COLONY and by each of the Sellers;

         (iv) That COLONY's officers will have signed non-compete clauses in the form attached hereto as Exhibit "J";

         (v) That COLONY shall have delivered a signed letter of intent from a U.S.-based NASD member broker-dealer providing for a proposed "best efforts" secondary offering of AMERICAN's securities in an amount of at least $6.5 million; the letter of intent shall contain the usual and customary provisions AND SHALL BE ATTACHED AS EXHIBIT "K"; and

         (vi) THAT COLONY OR ITS DESIGNEE SHALL HAVE LENT $40,000 TO AMERICAN AT THE CLOSING, BY CERTIFIED CHECK DRAWN ON A NEW YORK BANK, WHICH FUNDS WILL BE INCLUDED IN THE ASSETS ACQUIRED BY THE COMPANY DESCRIBED IN
SECTION 7(a)(vi), BUT THE LIABILITY FOR REPAYMENT OF WHICH SHALL NOT BE ASSUMED BY THAT COMPANY.

     8. TERMINATION. This Agreement may be terminated at any time before or at Closing, by:

         (a)  The mutual agreement of the parties;

         (b)  Any party if:

              (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished.

              (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement or any material component thereof.

     Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other for such costs and expenses.

     9. EXHIBITS. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

     10. MISCELLANEOUS PROVISIONS. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may this Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of this Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

     11. CLOSING. The Closing of the transactions contemplated by this Agreement ("Closing") shall take place at 1:00 P.M. on the first business day after the latter of the Sellers approving this Agreement or the shareholders of AMERICAN approving this Agreement and the matters referred to in
Section 7(b)(i), or such other date as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

     12. FEES AND COMMISSIONS. As compensation for its services in initiating this transaction and ongoing consulting services to COLONY, COLONY acknowledges that 1,300,000 of the 9,500,000 shares being issued to COLONY's shareholders hereunder are being issued under Rule 504 in cancellation of all debts owed to the Consultants for their services rendered or otherwise arising out of this Agreement and the transactions contemplated hereby. Pursuant to the Consulting Agreements attached hereto as Exhibit "X", 600,000 of such shares are being issued to COLONY's designees and the 700,000 remaining shares will be issued equally between (a) Olympic Capital Group, Inc. and its designees, and (b) Suppes Securities and its designees.

     13. NO THIRD PART BENEFICIARIES. The provisions of this Agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement.

     14. ASSIGNMENT; BINDING EFFECT. This Agreement, including both its obligations and benefits, shall redound to the benefit of, and be binding on the respective permitted assigns, transferees and successors of the parties. This Agreement may not be assigned or transferred in whole or in part by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

     15. NON-RECOURSE. Notwithstanding anything contained in this Agreement to the contrary, it is expressly understood and agreed by the parties hereto that each and every representation, warranty, covenant, undertaking and agreement made in this Agreement (except with respect to the Sellers) was not made nor intended to be made as a personal representation, undertaking, warranty, covenant, or agreement on the part of any incorporator, stockholder, director, officer, partner, employee or agent, past present or future, or any of them and any recourse on account of any such representations, warranties, covenants, undertakings or agreements made in this Agreement, whether in common law, in equity, by statute or otherwise, against any of them (except with respect to the Sellers) is hereby forever waived and released.

     16. MATERIAL ADVERSE EFFECT. As used in this Agreement, "Material Adverse Effect" with respect to a party means any change in, or effect on, the business conducted by such party that is, or is reasonably likely to be, materially adverse to (i) the business results of operations, prospects or condition (financial or otherwise) of such party and its Subsidiaries, taken as a whole, or (ii) the assets and properties used or useful in the conduct of the business of such party and its Subsidiaries, taken as a whole.

     17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

     18. COUNTERPARTS. This Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

     IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.


                                       AMERICAN COIN AND STAMP VENTURES, INC.

                                       /s/ Joseph Brown
                                       --------------------------------------
                                       Joseph Brown
                                       President
                                       4/27/96

                                       COLONY INTERNATIONAL INCORPORATED

                                   By: /s/ President & C.O.O. S. Michie
                                       ---------------------------------------
                                       November 28, 1996
                                       ---------------------------------------

                                   SELLERS:
                                            /s/ S. Michie
                                       ---------------------------------------
                                       Sandy Michie

                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


                                     -12-